Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of INEI Corporation (the “Company”) on Form 10-QSB for the fiscal quarter ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 11, 2004	/s/ ROBERT W. ERIKSON

Robert W. Erikson President

May 11, 2004	/s/ GEORGE WM. ERIKSON

George Wm. Erikson Chairman & General Counsel

May 11, 2004	/s/ ROBERT F. HARTMAN

Robert F. Hartman Vice President, Secretary & Treasurer